Calculation of Filing Fee Tables
F-4
CubeBio Holdings Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares	Other	42,154,073		$ 1,403.73	0.0001381	$ 0.19
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:						$ 0.19
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.19
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Based on the maximum number of Ordinary Shares, par value $0.0001 per share, of CubeBio Holdings Limited (the "Registrant") issuable in connection with the business combination (the "Business Combination") involving Mountain Crest Acquisition Corp. V ("Mountain Crest"), pursuant to the Business Combination Agreement, dated as of August 29, 2024, as modified by the Joinder Agreement. This number includes: (i) 37,500,000 Ordinary Shares to be issued to the shareholders of CubeBio Co., Ltd. in the Share Swap; (ii) 300,000 Ordinary Shares to be issued in respect of Mountain Crest Founder Shares purchased by CubeBio; (iii) 125,000 Ordinary Shares to be issued in respect of Mountain Crest Founder Shares to be purchased by CubeBio; (iv) 72,123 Ordinary Shares to be issued to Mountain Crest's public stockholders; (v) 690,000 Ordinary Shares to be issued upon automatic conversion of 6,900,000 Public Rights; (vi) 22,300 Ordinary Shares to be issued upon automatic conversion of 223,000 Private Rights; (vii) 1,300,000 Ordinary Shares to be issued to the Sponsor in respect of Founder Shares; (viii) 223,000 Ordinary Shares to be issued to the Sponsor in respect of private placement shares; (ix) 225,000 Ordinary Shares to be issued to the Sponsor in respect of note conversion shares; (x) 177,900 Representative Shares; (xi) 450,000 Ordinary Shares to be issued to Mountain Crest service providers; and (xii) 1,068,750 Ordinary Shares to be issued to Global Fund LLC in connection with the success fee payment. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions. (2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act. CubeBio Holdings Limited is a private company, and no market exists for its securities. CubeBio Holdings Limited has an accumulated capital deficit; therefore, pursuant to Rule 457(f)(2) under the Securities Act, the proposed maximum offering price is one-third of the aggregate par value of its Ordinary Shares being issued in the proposed business combination, which is calculated by taking one-third of the product of the par value of $0.0001 and the maximum number of shares of CubeBio Holdings Limited's Ordinary Shares that may be issued in the Business Combination, or 42,154,073 shares. (3) Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by the applicable fee rate.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
42,154,073	$ 0.0000333	$ 1,403.73			$ 1,403.73

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date